UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one (1) Ordinary Share, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A
*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held a Special General Meeting of Shareholders (the “Special Meeting”) on April 5, 2024. During the Special Meeting, shareholders were asked to consider and vote upon the following proposal: to approve the issuance of the maximum number of the Company’s ordinary shares represented by ADSs issuable pursuant to the purchase agreement, dated as of January 25, 2024, with Alumni Capital LP (the “Alumni Issuance Proposal”).

The shareholders approved the Alumni Issuance Proposal. The results of the voting for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
56,626	23,469	2,338	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 9, 2024	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Gordon Dunn
	Name:	Gordon Dunn
	Title:	Chief Financial Officer